As filed with the Securities and Exchange Commission on March 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4326290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Sidney Street

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Seres Therapeutics, Inc. 2015 Incentive Award Plan

Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Eric D. Shaff.

President and Chief Executive Officer

Seres Therapeutics, Inc.

200 Sidney Street

Cambridge, MA 02139

(Name and Address of Agent for Service)

(617) 945-9626

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	400,000 shares(2)	$3.44 (3)	$1,376,400	$179
Common Stock, par value $0.001 per share	2,805,730 shares(4)	$3.44 (3)	$9,654,517	$1,254

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (“ESPP”) and the Seres Therapeutics, Inc. 2015 Incentive Award Plan (the “Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Consists of 400,000 shares of Common Stock that may become issuable under the ESPP pursuant to its terms.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on February 25, 2020.

(4)	Consists of 2,805,730 shares of Common Stock that may become issuable under the Incentive Plan pursuant to its terms.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of the common stock of Seres Therapeutics, Inc. (the “Registrant”) to be issued pursuant to the ESPP and an additional 2,805,730 shares of the Registrant’s common stock to be issued pursuant to the Incentive Plan. A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-205253, 333-210171, 333-223514, and 333-230092) filed with the Securities and Exchange Commission, relating to the ESPP and Incentive Plan, are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37456) filed on July 1, 2015)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37456) filed on July 1, 2015)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Seres Therapeutics, Inc. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-204484) filed on May 27, 2015)

99.2	Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-204484) filed on May 27, 2015)

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of March, 2020.

SERES THERAPEUTICS, INC.

By:	/s/ Eric D. Shaff
Eric D. Shaff President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric D. Shaff and Marcus Chapman, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric D. Shaff Eric D. Shaff	President, Chief Executive Officer, Director (principal executive officer)	March 2, 2020

/s/ Marcus Chapman Marcus Chapman	Vice President, Finance and Principal Financial and Accounting Officer (principal accounting officer and principal financial officer)	March 2, 2020

/s/ Stephen Berenson Stephen Berenson	Chairman of the Board	March 2, 2020

/s/ Noubar Afeyan Noubar Afeyan, Ph.D.	Director	March 2, 2020

/s/ Dennis Ausiello Dennis Ausiello, M.D.	Director	March 2, 2020

/s/ Grégory Behar Grégory Behar	Director	March 2, 2020

/s/ Willard Dere Willard Dere, M.D.	Director	March 2, 2020

/s/ Kurt Graves Kurt Graves	Director	March 2, 2020

/s/ Richard Kender Richard Kender	Director	March 2, 2020

/s/ Lorence Kim Lorence Kim, M.D.	Director	March 2, 2020

/s/ Meryl Zausner Meryl Zausner	Director	March 2, 2020